UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On October 23, 2008, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended September 30, 2008.   A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)             Exhibits

99.1           Earnings Release of Provident Financial Holdings, Inc. dated October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2008	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/Craig G. Blunden
Craig G. Blunden
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/Donavon P. Ternes
Donavon P. Ternes
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686 – 6060	Contacts: Craig G. Blunden, CEO Donavon P. Ternes, COO, CFO

PROVIDENT FINANCIAL HOLDINGS
REPORTS FIRST QUARTER RESULTS

Net Interest Margin Expands by 49 Basis Points

Operating Expenses Decline by 5%

Strong Capital Ratios Improve and Remain Significantly Above “Well-Capitalized” Regulatory Thresholds

Riverside, Calif. – October 23, 2008 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced first quarter earnings for the fiscal year ending June 30, 2009.
            For the quarter ended September 30, 2008, the Company reported net income of $329,000, or $0.05 per diluted share (on 6.19 million weighted-average shares outstanding), compared to net income of $612,000, or $0.10 per diluted share (on 6.29 million weighted-average shares outstanding), in the comparable period a year ago.  The decline in net income for the quarter ended September 30, 2008 was primarily attributable to an increase in the provision for loan losses, partly offset by an increase in net interest income (before the provision for loan losses), an increase in non-interest income and a decrease in operating expenses.
“We are pleased to report positive earnings in an economic environment that many have described as the worst in their careers,” said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company.  “We will continue to take the necessary steps to withstand the current operating environment and protect depositors and shareholders alike during these uncertain times.”
Return on average assets for the first quarter of fiscal 2009 was 0.08 percent, compared to 0.15 percent for the same period of fiscal 2008.  Return on average stockholders’ equity for the first quarter of fiscal 2009 was 1.06 percent, compared to 1.91 percent for the comparable period of fiscal 2008.
On a sequential quarter basis, net income for the first quarter of fiscal 2009 increased by $2.10 million, or 119 percent, to $329,000 from a net loss of $(1.75 million) in the fourth quarter of fiscal 2008; and diluted earnings per share increased $0.33, or 118 percent, to $0.05 from a loss of $(0.28) in the fourth quarter of fiscal 2008.  Return on average assets increased 51 basis points to 0.08 percent for the first quarter of fiscal 2009 from (0.43) percent in the fourth quarter of fiscal 2008 and return on average equity for the first quarter of fiscal 2009 was 1.06 percent, compared to (5.55) percent for the fourth quarter of fiscal 2008.
                Net interest income before provision for loan losses increased by $1.92 million, or 20 percent, to $11.29 million in the first quarter of fiscal 2009 from $9.37 million for the same period in fiscal 2008.  Non-interest income increased $1.10 million, or 80 percent, to $2.48 million in the first quarter of fiscal 2009 from $1.38 million in the comparable period of fiscal 2008.  Non-interest expense decreased $404,000, or five percent, to $7.36 million in the first quarter of fiscal 2009 from $7.77 million in the comparable period in fiscal 2008.
The average balance of loans outstanding increased by $513,000 to $1.38 billion in the first quarter of fiscal 2009 from $1.37 billion in the same quarter of fiscal 2008,

while the average yield decreased by 25 basis points to 6.01 percent in the first quarter of fiscal 2009 from an average yield of 6.26 percent in the same quarter of fiscal 2008.  The decrease in the average loan yield was primarily attributable to accrued interest income reversals on non-accrual loans and loan payoffs which had a higher average yield than the average yield of loans held for investment, partly offset by higher interest rates on newly originated loans.  Total loans originated for investment in the first quarter of fiscal 2009 were $13.4 million, which consisted primarily of single-family, commercial real estate and multi-family loans.  This compares to total loans originated for investment of $91.4 million (including $42.2 million of loans purchased for investment) in the first quarter of fiscal 2008.  The outstanding balance of “preferred loans” (multi-family, commercial real estate, construction and commercial business loans) increased by $5.4 million, or one percent, to $550.6 million at September 30, 2008 from $545.2 million at September 30, 2007.  Outstanding construction loans declined $16.7 million, or 54 percent, to $14.0 million at September 30, 2008 from $30.7 million at September 30, 2007.  The ratio of preferred loans to total loans held for investment increased to 41 percent at September 30, 2008 compared to 39 percent at September 30, 2007.  Loan principal payments received in the first quarter of fiscal 2009 were $50.9 million, compared to $72.3 million in the same quarter of fiscal 2008.
Average deposits decreased by $24.9 million to $981.0 million and the average cost of deposits decreased by 81 basis points to 2.85 percent in the first quarter of fiscal 2009, compared to an average balance of $1.01 billion and an average cost of 3.66 percent in the same quarter last year.  Transaction account balances (core deposits) decreased by $7.6 million, or two percent, to $328.5 million at September 30, 2008 from

$336.1 million at September 30, 2007.  The decrease is primarily attributable to a decrease in savings and money market account balances, partly offset by an increase in checking account balances.  Time deposits decreased by $48.7 million, or seven percent, to $627.3 million at September 30, 2008 compared to $676.0 million at September 30, 2007.  The decrease in time deposits is primarily attributable to the strategic decision to temper the interest rates the Bank pays on time deposits and compete less aggressively with those competitors paying higher than market rates.  Also, it should be noted, that the Company does not have any brokered deposits.
The average balance of borrowings, which primarily consists of Federal Home Loan Bank (“FHLB”) of San Francisco advances, increased $34.2 million to $478.9 million while the average cost of advances decreased 64 basis points to 3.90 percent in the first quarter of fiscal 2009, compared to an average balance of $444.7 million and an average cost of 4.54 percent in the same quarter of fiscal 2008.  The decrease in the average cost of borrowings was primarily the result of maturing long-term advances which had a higher average cost than the average cost of new advances. Additionally, short-term advance interest rates have fallen as a result of Federal Open Market Committee actions.
The net interest margin during the first quarter of fiscal 2009 increased 49 basis points to 2.89 percent from 2.40 percent during the same quarter last year.  On a sequential quarter basis, the net interest margin in the first quarter of fiscal 2009 decreased four basis points from 2.93 percent in the fourth quarter of fiscal 2008.
During the first quarter of fiscal 2009, the Company recorded a loan loss provision of $5.73 million, compared to a loan loss provision of $1.52 million during the same period of fiscal 2008.  The loan loss provision in the first quarter of fiscal 2009 was primarily attributable to loan classification downgrades in the loans held for investment portfolio, partly offset by a decrease in loans held for investment.
Non-performing assets increased to $44.7 million, or 2.80 percent of total assets, at September 30, 2008, compared to $32.5 million, or 1.99 percent of total assets at June 30, 2008 and $20.6 million, or 1.28 percent of total assets, at September 30, 2007.  The non-performing assets at September 30, 2008 were primarily comprised of 93 single-family loans held for investment ($26.0 million), three multi-family loans held for investment ($4.7 million), 10 construction loans held for investment ($2.8 million), 12 single-family loans repurchased from, or unable to sell to investors ($1.6 million) and real estate owned comprised of 34 single-family properties and 14 undeveloped lots acquired in the settlement of loans ($8.9 million).  Net charge-offs for the quarter ended September 30, 2008 were $3.11 million or 0.90 percent of average loans receivable, compared to $3.14 million or 0.89 percent of average loans receivable for the quarter ended June 30, 2008 and compared to $765,000 or 0.22 percent of average loans receivable in the comparable quarter last year.
Classified assets at September 30, 2008 were $63.0 million, comprised of $13.7 million in the special mention category, $40.4 million in the substandard category and $8.9 million in real estate owned.  Classified assets at June 30, 2008 were $68.6 million, consisting of $29.4 million in the special mention category, $29.8 million in the substandard category and $9.4 million in real estate owned.  Classified assets declined at September 30, 2008 from the June 30, 2008 level primarily as a result of a classified construction loan participation ($7.7 million), which was paid-in-full in September 2008.

For the quarter ended September 30, 2008, 10 loans for $5.2 million were modified from their original terms, were re-underwritten at current market interest rates and were identified in our asset quality reports as Restructured Loans.  As of September 30, 2008, a total of $15.5 million of loans have been modified:  23 are classified as pass ($8.1 million); two are classified as substandard and remain on accrual status ($268,000); and 17 are classified as substandard on non-accrual status ($7.1 million).
The allowance for loan losses was $22.5 million at September 30, 2008, or 1.67 percent of gross loans held for investment, compared to $19.9 million, or 1.43 percent of gross loans held for investment at June 30, 2008.  The allowance for loan losses at September 30, 2008 includes $10.2 million of specific loan loss reserves, compared to $6.5 million of specific loan loss reserves at June 30, 2008.  Management believes that the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment.
The increase in non-interest income in the first quarter of fiscal 2009 compared to the same period of fiscal 2008 was primarily the result of an increase in the gain on sale of loans and the gain on the sale of investment securities (the common stock of Freddie Mac, Fannie Mae and another company).
The gain on sale of loans increased to $1.19 million for the quarter ended September 30, 2008 from $122,000 in the comparable quarter last year.  The increase was due to a higher loan sale volume and a higher average loan sale margin.  Total loans sold for the quarter ended September 30, 2008 were $155.3 million, up 60 percent from $96.8 million for the same quarter last year.  The average loan sale margin for mortgage banking was 72 basis points for the quarter ended September 30, 2008, compared to 11 basis points in the comparable quarter last year.  The gain on sale of loans includes a $752,000 recourse provision on loans sold that are subject to repurchase for the first quarter of fiscal 2009, compared to a $43,000 recourse provision recovery in the comparable quarter last year.  The mortgage banking environment remains highly competitive and volatile as a result of the well-publicized deterioration of the single-family real estate market.
The volume of loans originated for sale increased $66.5 million, or 67 percent, to $166.0 million in the first quarter of fiscal 2009 from $99.5 million during the same period last year, the result of better liquidity in the secondary mortgage markets particularly in FHA/VA loan products.  Total loan originations (including loans originated for investment, loans purchased for investment and loans originated for sale) were $179.4 million in the first quarter of fiscal 2009, a decrease of $11.5 million, or six percent, from $190.9 million in the same quarter of fiscal 2008.  The decrease in total loan originations was primarily attributable to the decline in loan purchases.
Twenty five real estate owned properties were sold for a net loss of $(133,000) in the quarter ended September 30, 2008 compared to four real estate owned properties sold for a net gain of $61,000 in the same quarter last year.  As of September 30, 2008, the real estate owned balance was $8.9 million (48 properties), compared to $9.4 million (45 properties) at June 30, 2008.
The decrease in non-interest expense was primarily the result of decreases in compensation and other operating expenses, partly offset by increases in deposit insurance premiums and regulatory assessments.  The decrease in compensation expense was the result of fewer mortgage banking personnel in the first quarter of fiscal 2009 compared to the same quarter of fiscal 2008 and lower ESOP expenses compared to the same quarter of fiscal 2008.  Total ESOP expenses in the first quarter of fiscal 2009 decreased $338,000, or 71 percent, to $136,000 from $474,000 in the same period of fiscal 2008, resulting from a lower average stock price and fewer shares allocated.
The Company’s efficiency ratio improved to 53 percent in the first quarter of fiscal 2009 from 72 percent in the first quarter of fiscal 2008.  The improvement was the net result of an increase in net interest income, an increase in non-interest income and a decrease in non-interest expense.
The effective income tax rate for the first quarter of fiscal 2009 was 51.1 percent, compared to the effective income tax rate of 58.1 percent in the same quarter last year.  The lower income tax rate was primarily the result of a lower percentage of permanent tax differences relative to income before taxes.  The Company believes that the effective income tax rate applied in the first quarter of fiscal 2009 reflects its current income tax obligations.
As of September 30, 2008 the Bank exceeded all regulatory capital requirements and is deemed “well-capitalized” with Tangible Capital, Core Capital, Total Risk-Based Capital and Tier 1 Risk-Based Capital ratios of 7.42 percent, 7.42 percent, 12.96 percent and 11.71 percent, respectively.  These ratios have improved from 7.19 percent, 7.19 percent, 12.25 percent and 10.99 percent, respectively, at June 30, 2008 and are well above the minimum required ratios to be deemed “well-capitalized” (5.00 percent for Core Capital, 10.00 percent for Total Risk-Based Capital and 6.00 percent for Tier 1 Risk-Based Capital).  The Company did not repurchase any common stock during the quarter ended September 30, 2008.

The Bank currently operates 14 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire), including the newly opened Iris Plaza office in Moreno Valley, California.  Provident Bank Mortgage operates wholesale loan production offices in Pleasanton and Rancho Cucamonga, California and retail loan production offices in Glendora and Riverside, California.
The Company will host a conference call for institutional investors and bank analysts on Tuesday, October 28, 2008 at 9:00 a.m. (Pacific Time) to discuss its financial results.  The conference call can be accessed by dialing (800) 398-9379 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Tuesday, November 4, 2008 by dialing (800) 475-6701 and referencing access code number 963505.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release and the conference call noted above contain statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make.  Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Office of Thrift Supervision and our bank subsidiary by the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; our ability to control operating costs and expenses; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited – Dollars In Thousands)
	September 30, 2008	June 30, 2008

Assets
Cash and due from banks	$12,108	$12,614
Federal funds sold	-	2,500
Cash and cash equivalents	12,108	15,114

Investment securities – available for sale at fair value	152,801	153,102
Loans held for investment, net of allowance for loan losses of
$22,519 and $19,898, respectively	1,321,970	1,368,137
Loans held for sale, at lower of cost or market	39,110	28,461
Accrued interest receivable	7,002	7,273
Real estate owned, net	8,927	9,355
FHLB – San Francisco stock	32,616	32,125
Premises and equipment, net	6,659	6,513
Prepaid expenses and other assets	12,707	12,367

Total assets	$1,593,900	$1,632,447

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$43,209	$48,056
Interest-bearing deposits	912,588	964,354
Total deposits	955,797	1,012,410

Borrowings	494,124	479,335
Accounts payable, accrued interest and other liabilities	19,478	16,722
Total liabilities	1,469,399	1,508,467

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,435,865 and 12,435,865 shares issued, respectively; 6,208,519 and 6,207,719 shares outstanding, respectively)

	124	124
Additional paid-in capital	74,635	75,164
Retained earnings	143,072	143,053
Treasury stock at cost (6,227,346 and 6,228,146 shares, respectively)
	(93,930)	(94,798)
Unearned stock compensation	(22)	(102)
Accumulated other comprehensive income, net of tax	622	539

Total stockholders’ equity	124,501	123,980

Total liabilities and stockholders’ equity	$1,593,900	$1,632,447

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited – Dollars in Thousands, Except Earnings Per Share)
	Quarter Ended
	September 30,	September 30,
	2008	2007
Interest income:
Loans receivable, net	$ 20,658	$ 21,514
Investment securities	1,905	1,744
FHLB – San Francisco stock	449	469
Interest-earning deposits	1	9
Total interest income	23,013	23,736

Interest expense:
Checking and money market deposits	330	425
Savings deposits	569	787
Time deposits	6,127	8,058
Borrowings	4,694	5,093
Total interest expense	11,720	14,363

Net interest income, before provision for loan losses	11,293	9,373
Provision for loan losses	5,732	1,519
Net interest income, after provision for loan losses	5,561	7,854

Non-interest income:
Loan servicing and other fees	248	491
Gain on sale of loans, net	1,191	122
Deposit account fees	758	658
Gain on sale of investment securities	356	-
Loss on sale and operations of real estate owned acquired in the settlement of loans, net	(390)	(304)
Other	313	408
Total non-interest income	2,476	1,375

Non-interest expense:
Salaries and employee benefits	4,625	5,124
Premises and occupancy	716	707
Equipment	360	400
Professional expenses	360	319
Sales and marketing expenses	181	173
Deposit insurance premiums and regulatory assessments	322	115
Other	800	930
Total non-interest expense	7,364	7,768

Income before taxes	673	1,461
Provision for income taxes	344	849
Net income	$ 329	$ 612

Basic earnings per share	$ 0.05	$ 0.10
Diluted earnings per share	$ 0.05	$ 0.10
Cash dividends per share	$ 0.05	$ 0.18

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations – Sequential Quarter (Unaudited – In Thousands, Except Earnings Per Share)
	Quarter Ended
	September 30,	June 30,
	2008	2008
Interest income:
Loans receivable, net	$ 20,658	$ 21,481
Investment securities	1,905	1,962
FHLB – San Francisco stock	449	502
Interest-earning deposits	1	2
Total interest income	23,013	23,947

Interest expense:
Checking and money market deposits	330	332
Savings deposits	569	580
Time deposits	6,127	6,734
Borrowings	4,694	4,525
Total interest expense	11,720	12,171

Net interest income, before provision for loan losses	11,293	11,776
Provision for loan losses	5,732	6,299
Net interest income, after provision for loan losses	5,561	5,477

Non-interest income:
Loan servicing and other fees	248	422
Gain (loss) on sale of loans, net	1,191	(358)
Deposit account fees	758	743
Gain on sale of investment securities	356	-
Loss on sale and operations of real estate owned acquired in the settlement of loans, net	(390)	(995)
Other	313	473
Total non-interest income	2,476	285

Non-interest expense:
Salaries and employee benefits	4,625	4,532
Premises and occupancy	716	647
Equipment	360	382
Professional expenses	360	457
Sales and marketing expenses	181	109
Deposit insurance premiums and regulatory assessments	322	462
Other	800	1,335
Total non-interest expense	7,364	7,924

Income (loss) before taxes	673	(2,162)
Provision (benefit) for income taxes	344	(409)
Net income (loss)	$ 329	$ (1,753)

Basic earnings (loss) per share	$ 0.05	$ (0.28)
Diluted earnings (loss) per share	$ 0.05	$ (0.28)
Cash dividends per share	$ 0.05	$ 0.10

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands, Except Share Information)	Quarter Ended September 30,
	2008	2007
SELECTED FINANCIAL RATIOS:
Return on average assets	0.08%	0.15%
Return on average stockholders’ equity	1.06%	1.91%
Stockholders’ equity to total assets	7.81%	7.84%
Net interest spread	2.70%	2.16%
Net interest margin	2.89%	2.40%
Efficiency ratio	53.48%	72.27%
Average interest-earning assets to average
interest-bearing liabilities	107.11%	107.52%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.05	$ 0.10
Diluted earnings per share	$ 0.05	$ 0.10
Book value per share	$ 20.05	$ 20.21
Shares used for basic EPS computation	6,185,632	6,239,347
Shares used for diluted EPS computation	6,185,632	6,292,865
Total shares issued and outstanding	6,208,519	6,232,803

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	2.70%	1.10%
Non-performing assets to total assets	2.80%	1.28%
Allowance for loan losses to non-performing loans	62.99%	103.83%
Allowance for loan losses to gross loans held for investment	1.67%	1.13%
Net charge-offs as a percentage of average loans receivable	0.90%	0.22%
Non-performing loans, net of specific loan loss reserves	$ 35,749	$ 15,024
Loans 30 to 89 days delinquent	$ 6,182	$ 5,545

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	7.42%	7.17%
Core capital ratio	7.42%	7.17%
Total risk-based capital ratio	12.96%	11.95%
Tier 1 risk-based capital ratio	11.71%	10.77%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 51,558	$ 34,559
Wholesale originations	114,444	64,954
Total loans originated for sale	$ 166,002	$ 99,513

LOANS SOLD:
Servicing released	$ 155,058	$ 94,639
Servicing retained	193	2,139
Total loans sold	$ 155,251	$ 96,778

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands)	As of September 30,
	2008		2007
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government sponsored enterprise debt securities	$ -	-%	$ 9,000	3.22%
U.S. government agency MBS	-	-	1	8.73
Total investment securities held to maturity	-	-	9,001	3.22

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	5,087	4.00	9,768	3.20
U.S. government agency MBS	94,754	5.01	59,544	5.13
U.S. government sponsored enterprise MBS	50,957	5.29	60,627	5.30
Private issue CMO	2,003	4.76	4,296	4.28
Freddie Mac common stock	-		354
Fannie Mae common stock	-		24
Other common stock	-		494
Total investment securities available for sale	152,801	5.07	135,107	5.01
Total investment securities	$ 152,801	5.07%	$ 144,108	4.90%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 783,188	5.93%	$ 823,683	5.93%
Multi-family (5 or more units)	394,713	6.50	364,204	6.65
Commercial real estate	135,258	6.95	143,086	7.09
Construction	17,984	8.45	53,412	8.98
Commercial business	8,180	7.15	8,556	8.19
Consumer	1,014	8.53	587	11.87
Other	4,630	7.90	7,473	12.76
Total loans held for investment	1,344,967	6.25%	1,401,001	6.40%

Undisbursed loan funds	(5,556)		(24,085)
Deferred loan costs	5,078		5,475
Allowance for loan losses	(22,519)		(15,599)
Total loans held for investment, net	$ 1,321,970		$ 1,366,792

Purchased loans serviced by others included above	$ 137,548	6.30%	$ 161,100	6.81%

DEPOSITS:
Checking accounts – non interest-bearing	$ 43,209	-%	$ 41,556	-%
Checking accounts – interest-bearing	119,118	0.64	116,404	0.67
Savings accounts	138,827	1.61	144,678	2.07
Money market accounts	27,300	1.93	33,491	2.71
Time deposits	627,343	3.67	676,042	4.79
Total deposits	$ 955,797	2.78%	$ 1,012,171	3.67%

Note:  The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
As of September 30,
(Dollars in Thousands)	2008	2007
Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 9,400	1.33%	$ 10,000	4.84%
Six months or less	88,000	2.85	146,000	4.59
Over six months to one year	35,000	3.82	45,000	4.23
Over one year to two years	92,000	3.79	50,000	3.74
Over two years to three years	148,000	4.56	47,000	4.01
Over three years to four years	50,000	4.43	103,000	5.10
Over four years to five years	70,000	3.89	50,000	4.43
Over five years	1,724	6.37	1,764	6.37
Total borrowings	$ 494,124	3.90%	$ 452,764	4.51%

Quarter Ended
September 30,
2008	2007
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance

Loans receivable, net (1)	$ 1,375,224	$ 1,374,711
Investment securities	154,759	149,421
FHLB – San Francisco stock	32,376	34,915
Interest-earning deposits	1,296	746
Total interest-earning assets	$ 1,563,655	$ 1,559,793

Deposits	$ 980,964	$ 1,005,945
Borrowings	478,906	444,698
Total interest-bearing liabilities	$ 1,459,870	$ 1,450,643

Quarter Ended
September 30,
2008	2007
Yield/Cost	Yield/Cost

Loans receivable, net (1)	6.01%	6.26%
Investment securities	4.92%	4.67%
FHLB – San Francisco stock	5.55%	5.37%
Interest-earning deposits	0.31%	4.83%
Total interest-earning assets	5.89%	6.09%

Deposits	2.85%	3.66%
Borrowings	3.90%	4.54%
Total interest-bearing liabilities	3.19%	3.93%

(1) Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note:  Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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